As filed with the Securities and Exchange Commission on April 14, 2006
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELLEGY PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-0429727
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1800 Byberry Road, Building #13
Huntingdon Valley, Pennsylvania 19006
(Address of Principal Executive Offices)

Cellegy Pharmaceuticals, Inc.
2005 Equity Incentive Plan
(Full Title of the Plans)

Richard C. Williams
Chairman and Interim Chief Executive Officer
Cellegy Pharmaceuticals, Inc.
1800 Byberry Road, Building 13
Huntingdon Valley, Pennsylvania 19006
(215) 914-0900
(Name, Address and Telephone Number of Agent For Service)

Copies to:

C. Kevin Kelso, Esq.
Weintraub Genshlea Chediak
400 Capitol Mall
Sacramento, CA 95814

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	950,500(3)	$0.79(1)	$746,143	$80.00
Common Stock, $0.0001par value	48,000	$1.34(4)	$64,320	$7.00
Common Stock, $0.0001par value	1,000	$1.35(4)	$1,350	$1
Common Stock, $0.0001par value	500	$1.46(4)	$730	$1
TOTAL	1,000,000		$812,543	$89.00

(1)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the common stock of the Registrant on April 13, 2006, as reported on the OTC Bulletin Board on April 13, 2006.

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(2)	Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Represents 1,000,000 shares that are reserved for issuance under the Registrant’s 2005 Equity Incentive Plan (the Plan”), less the 49,500 shares subject to outstanding options under the Plan.

(4)	Calculated pursuant to Rule 457, based on the per share exercise price of outstanding options granted under the Plan.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

Cellegy Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (“Commission”):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above.

(c) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(d)   All documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof, shall not be incorporated by reference into this Registration Statement.

Any statement incorporated herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      As permitted by Section 145 of the Delaware General Corporation Law, Registrant’s Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

-	for any breach of the director’s duty of loyalty to Registrant or its stockholders;

-	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

-	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

-	for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, Registrant’s Bylaws provide that:

-	Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

-
Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;

-
Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

-	the rights conferred in the Bylaws are not exclusive.

Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Restated Certificate and to provide additional procedural protections.

Registrant maintains a directors and officers liability insurance policy.

See also the undertakings set out in response to Item 9.

The indemnification provisions in the Company’s Bylaws and the Indemnity Agreements described above may be sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant also maintains a director and officer liability insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following documents are filed as exhibits to this registration statement:

Exhibit No. Description

4.01
Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed with the Commission on September 3, 2004).

4.02	Registrant's Bylaws, as amended (incorporated herein by reference to Exhibit 3.2 to Registrant's Current Report on Form 8-K filed with the Commission on September 3, 2004).

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4.03	Cellegy 2005 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.24 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.)

4.04	Form of Option Agreements under 2005 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.25 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.)

5.01	Opinion of Weintraub Genshlea Chediak, law corporation.

23.01	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm.

23.02	Consent of Weintraub Genshlea Chediak, law corporation (included in Exhibit 5.01).

24.01	Power of Attorney (see signature page).

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntingdon Valley, Pannsylvania, on this 14th day of April, 2006.

CELLEGY PHARMACEUTICALS, INC.

By:	/s/ Richard C. Williams
Richard C. Williams
Chairman and Interim Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Richard C. Williams and Robert J. Caso, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer: /s/ RICHARD C. WILLIAMS	Chairman and Interim Chief Executive Officer	April 14, 2006
Richard C. Williams

Principal Financial Officer
and Principal Accounting Officer:
/s/ ROBERT J. CASO	Vice President, Finance and Chief Financial Officer	April 14, 2006
Robert J. Caso

Additional Directors: /s/ ROBERT B. ROTHERMEL	Director	April 14, 2006
Robert B. Rothermel

/s/ JOHN Q. ADAMS, SR.	Director	April 14, 2006
John Q. Adams, Sr.

/s/ TOBI B. KLAR	Director	April 14, 2006
Tobi B. Klar

/s/ THOMAS M. STEINBERG	Director	April 14, 2006
Thomas M. Steinberg

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EXHIBIT INDEX

Exhibit No.                 Description

4.01
Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed with the Commission on September 3, 2004).

4.02	Registrant's Bylaws, as amended (incorporated herein by reference to Exhibit 3.2 to Registrant's Current Report on Form 8-K filed with the Commission on September 3, 2004).

4.03	Cellegy 2005 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.24 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.)

4.04	Form of Option Agreements under 2005 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.25 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.)

5.01	Opinion of Weintraub Genshlea Chediak, law corporation.

23.01	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm.

23.02	Consent of Weintraub Genshlea Chediak, law corporation (included in Exhibit 5.01).

24.01	Power of Attorney (see signature page).